SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 24, 2000



                          ORIGIN INVESTMENT GROUP, INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Maryland
                                    --------
                            (State of Incorporation)

                                                            36-4286069
               -------                                      ----------
        (Commission File No.)                  (IRS Employer Identification No.)




        980 North Michigan Ave., Ste. 1400, Chicago, Illinois  60611
        --------------------------------------------------------------
        (Address of Principal Executive Offices)              (Zip Code)


                                  312-988-4836
                                  ------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)



Item 4. Changes in Registrant's Certifying Accountant

     On July 11, 2000, Registrant's independent certified public accountants, BDO Seidman, L.L.P., ("BDO") notified Origin Investment Group, Inc. ("Registrant") that it has declined to stand for reelection as Registrant's independent certified public accountants for the current fiscal year. BDO indicated that Registrant no longer met their risk profile of companies for which BDO typically provides such audit services.

     During the past two most recent fiscal years through and including the date BDO declined to stand for reelection, there have been no disagreements with BDO on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports. BDO Seidman, LLP has not reviewed or assisted in the preparation of any SEC filings of Origin Investment Group, Inc. ("Registrant"), other than the filing of Registrants Form 10-K filed on May 24, 2000.

Item 5.  Other Items

     On June 14, 2000, the Registrant entered into an agreement ("FFC Agreement") with First Fidelity Capital, Inc., ("FFC") an investment advisor to the Alpha Group of Funds, ("Alpha Funds"), whereby the Alpha Funds will be required to purchase five million dollars ($5,000,000) of Registrant's common stock (the "Put" or "Put Right") from time to time during the period and upon the Registrant's satisfaction of the conditions under a subscription agreement that would allow it to begin exercising its Put Rights. ("Equity Funding Line of Credit"). The Equity Funding Line of Credit is subject to, among other things, the completion of a Regulation E Common Stock Private Equity Line Subscription Agreement ("Subscription Agreement") with the Registrant and the obtaining of necessary third party approvals and opinions. At the time of filing this Form 8-K, the Registrant was in the process of preparing an offering circular in compliance with Regulation E in connection with the Equity Funding Line of Credit to be filed with the Securities and Exchange Commission. The Equity Funding Line of Credit will be available to Registrant subject to compliance with the terms of the Reg. E Common Stock Private Equity Line Subscription Agreement with the Alpha Group of Funds (the "Subscriber"). Pursuant to the terms within the FFC Agreement, Registrant is able to Put against the Equity Funding Line of Credit in maximum amounts ("Put" or "Put Amounts") of $500,000 per Put, where each such Put is at least 15 trading days following the preceding Put date and where the Put Amount is subject always to a limit of two times the "Trading Volume" on the trading day immediately preceding delivery of a notice to draw or place a Put. Trading Volume is to be determined as the dollar amount of the average daily trading volume of the registrant's common stock, calculated based upon the average close bid price and averge daily trading volume over the twenty (20) trading days preceding the put date, in each case reported by Bloomberg, LP. The FFC Agreement further stipulates that the number of shares of Registrant's common stock to be issued with respect to any puts shall be equal to the dollar amount of such put divided by 80% of the "Market Price" of Registrant's common stock, where the Market Price shall equal the lowest closing reported bid price of Registrant's common stock for the five (5) trading days, immediately preceding the put date.

     On July 25, 2000, the Registrant signed a letter if intent to acquire all of the outstanding capital stock of Transition 1/ Management Accounting Systems, Inc. ("T1/MAS"), a Long Beach, California based Application Service Provider ("ASP") and Value Added Reseller of Epicor enterprise management software including "Platinum" and "Platinum for Windows" brands of software. T1/MAS has recently launched a full service ASP product line that provides electronic delivery of its suite of integrated software products over the Internet. A key feature of this product line is a proprietary, electronic commerce "front-end" that is fully integrated with the Platinum database, thus providing real time access to catalogs, inventories and customer order status. The software is installed and supported by T1/MAS on hardware operating in a secure and stable environment. The Letter of Intent ("LOI") provides that Origin Investment Group, Inc., subject to its upcoming due diligence of T1/MAS, has agreed to purchase one hundred percent of the issued and outstanding capital stock of T1/MAS for an aggregate of three million dollars ($3,000,000), payable as follows: At the Closing, Registrant will make a cash payment in the amount of five hundred thousand dollars ($500,000.00) and issue one million (1,000,000) shares ("Minimum Shares") of Registrant's common stock, at a minimum value of $2.50 per share of common stock which registrant represents will be the closing bid price of its common stock on the date of closing. In the event that the bid price is below $2.50 on the date of closing, Registrant will issue additional shares to Sellers such that the aggregate value of all shares issued to Sellers will be equal to two million five hundred thousand dollars ($2,500,000). In the event that the closing bid price of Registrant's common stock exceeds $2.50 as a clsoing bid price on the date of closing, Buyer agrees not to reduce the aggregate amount of shares issued to Sellers below 1,000,000 shares. In addition, Registrant has agreed to invest an additional $2,000,000 over the next ten months into T1/MAS. Origin anticipates providing the initial purchase funds and further investment capital through the use of its Equity Funding Line of Credit or through a bridge loan secured by such Equity Funding Line of Credit. Management of the Registrant is currently in the process of structuring a bridge loan financing to consummate the acquisition of T1/MAS.



                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ORIGIN INVESTMENT GROUP, INC.


Dated: July 27, 2000                  By:   /s/  Greg H. Laborde
                                            --------------------------------
                                            Greg H. Laborde
                                            Chief Executive Officer